UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2009

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 6, 2009, Pharmacyclics, Inc. (the “Company”) announced interim results from a Phase I/II study showing safety and clinical activity in patients with relapsed / recurrent non-Hodgkin’s Lymphoma (NHL) treated with its HDAC inhibitor PCI-24781 as a single agent. The data were presented December 6, 2009 at the 51st American Society of Hematology annual meeting being held in New Orleans, Louisiana.

On December 7, 2009, the Company announced interim data from a Phase I study of their novel orally administered Bruton’s tyrosine kinase (Btk) inhibitor PCI-32765 in patients with relapsed or refractory B-cell non-Hodgkin’s lymphoma (NHL) or chronic lymphocytic leukemia (CLL).

A conference call to discuss the trial results discussed herein and in the press releases attached hereto has been set up for Tuesday, December 8, 2009 at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time).

The foregoing descriptions are qualified in their entirety by reference to the Company’s press releases dated December 6, 2009 and December 7, 2009, copies of which are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated December 6, 2009
99.2	Press Release dated December 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2009	Pharmacyclics, Inc.

	By:	/s/ Rainer Erdtmann
Rainer Erdtmann
Vice President of Finance